AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 23, 2004
                                                    REGISTRATION NO. 333-117048


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM F-10
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933


                           ACE AVIATION HOLDINGS INC.
             (Exact name of Registrant as specified in its charter)

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
            CANADA                          4512                      N/A
(Province or other Jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
of Incorporation or Organization)  Classification Code Number)     Identification No.)

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                           7373 COTE-VERTU WEST BLVD.
                             SAINT-LAURENT, QUEBEC
                                 CANADA H4Y 1H4
                                 (514) 422-5000
                        (Address and telephone number of
                   Registrant's principal executive offices)

                             CT CORPORATION SYSTEM
                               111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                                 (212) 894-8940
           (Name, address and telephone number of agent for service)

                                   Copies to:

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

   PHYLLIS KORFF, ESQ.         CHRISTOPHER W. MORGAN, ESQ.            MARVIN YONTEF, ESQ.            JEAN MARC HUOT, ESQ.
  SKADDEN, ARPS, SLATE,         SKADDEN, ARPS, SLATE,                STIKEMAN ELLIOTT LLP           STIKEMAN ELLIOTT LLP
   MEAGHER & FLOM LLP            MEAGHER & FLOM LLP                5300 COMMERCE COURT WEST    1155 RENE - LEVESQUE BLVD. WEST
     4 TIMES SQUARE                222 BAY STREET                       199 BAY STREET                    SUITE 400
   NEW YORK, NEW YORK         SUITE 1750, P.O. BOX 258                 TORONTO, ONTARIO            MONTREAL, QUEBEC H3B 3V2
       10036-6522             TORONTO, ONTARIO M5K 1J5                  (416) 869-5500                  (514) 397-3000
     (212) 735-3000               (416) 777-4700

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            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE
                           SECURITIES TO THE PUBLIC:
                       As soon as practicable after this
                   Registration Statement becomes effective.

                           PROVINCE OF QUEBEC, CANADA
               (Principal jurisdiction regulating this offering)


It is proposed that this filing shall become effective (check appropriate box):

   A. [x] Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

   B. [ ] At some future date (check the appropriate box below):

         1.  [ ]     pursuant to Rule 467(b) on (     ) at (     )
                     (designate a time not sooner than 7
                     calendar days after filing).
         2.  [ ]     pursuant to Rule 467(b) on ( ) at ( ) (designate a
                     time 7 calendar days or sooner after filing) because
                     the securities regulatory authority in the review
                     jurisdiction has issued a receipt or notification of
                     clearance on ( ).
         3.  [ ]     pursuant to Rule 467(b) as soon as practicable
                     after notification of the Commission by the
                     Registrant or the Canadian securities regulatory
                     authority of the review jurisdiction that a receipt
                     or notification of clearance has been issued with
                     respect hereto.
         4.  [ ]     after the filing of the next amendment to this
                     Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. [ ]

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 amends the registration statement on Form F-10 (Registration No. 333-117048) (the "Registration Statement"), initially filed by ACE Aviation Holdings Inc. (the "Registrant") on June 30, 2004, which registered an aggregate of 42,500,000 Class A Variable Voting Shares and Class B Voting Shares (collectively, "ACE Shares") of the Registrant. The Registration Statement became effective, pursuant to Rule 476(a) under the Securities Act of 1933, on July 13, 2004.

         The Registration Statement covered the offer and sale of ACE Shares to creditors of Air Canada. Pursuant to the terms of a Standby Purchase Agreement, dated as of October 29, 2003 (as amended on April 29, 2004, the "Agreement"), between Air Canada and Deutsche Bank Securities Inc. ("Deutsche Bank"), Deutsche Bank agreed to purchase, on a private placement basis, any ACE Shares not purchased by creditors. Since the Registrant did not know at the time it filed the Registration Statement how many ACE Shares would be purchased by creditors, the Registrant registered all 42,500,000 ACE Shares and undertook to deregister, in one or more post-effective amendments to the Registration Statement, any ACE Shares purchased pursuant to the Agreement. Accordingly, this Post-Effective Amendment No. 1 is being filed to deregister 9,829,339 Class A Variable Voting Shares that were purchased pursuant to the Agreement.

                                     PART I

                           INFORMATION REQUIRED TO BE
                      DELIVERED TO OFFEREES OR PURCHASERS

                                    PART II
                         INFORMATION NOT REQUIRED TO BE
                      DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION.

Section 124 of the Canada Business Corporation Act, as amended (the "CBCA"), provides as follows:

1. Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

2. Advance of costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

3. Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual:

                  (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

4. Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection
         (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

5. Right to Indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

                  (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

                  (b) fulfils the conditions set out in subsection (3).

6. Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

                  (a) in the individual's capacity as a director or officer of the corporation; or

                  (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

7. Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order

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

         approving an indemnity under this section and the court may so order and make any further order that it sees fit.

8. Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

9. Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

         Subject to the limitations contained in the CBCA, the By-laws of the Registrant provide that every director or officer of the Registrant, every former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer or as a member or an administrator, or an individual acting in a similar capacity, of another entity shall, from time to time, be indemnified by the Registrant from and against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity if (i) he acted honestly and in good faith and with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his or her conduct was lawful.

         The Registrant maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers except where the liability relates to the person's failure to act honestly and in good faith and with a view to the best interests of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

         Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.








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                                    PART III

                 UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.  UNDERTAKING.

         The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

ITEM 2.  CONSENT TO SERVICE OF PROCESS.

         Prior to filing this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Laurent, Quebec, Canada on November 23, 2004.



                                             ACE AVIATION HOLDINGS INC.



                                             By:  /s/ ROBERT A. MILTON
                                                  --------------------------
                                                  Robert A. Milton
                                                  Chief Executive Officer



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                               POWER OF ATTORNEY


         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each officer or director of ACE Aviation Holdings Inc. whose signature appears below constitutes and appoints Robert A. Milton and M. Robert Peterson, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-10, and any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 429 increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on November 23, 2004.


         SIGNATURE                           TITLE

/s/ ROBERT A. MILTON                Robert A. Milton
-----------------------             President, Chief Executive
                                    Officer and Director
                                    (Principal Executive Officer)


/s/ M. ROBERT PETERSON              M. Robert Peterson
-----------------------             Chief Financial Officer
                                    (Principal Financial Officer and
                                    Principal Accounting Officer)


/s/  BERNARD ATTALI                 Bernard Attali
-----------------------             Director


/s/ ROBERT E. BROWN                 Robert E. Brown
-----------------------             Director


/s/ MICHAEL GREEN                   Michael Green
-----------------------             Director


/s/ GEORGE HAMILTON                 George Hamilton
-----------------------             Director


/s/ W. BRETT INGERSOLL              W. Brett Ingersoll
-----------------------             Director


/s/ PIERRE MARC JOHNSON             Pierre Marc Johnson
-----------------------             Director

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/s/ FRANK J. MCKENNA                Frank J. McKenna
-----------------------             Director


/s/ JOHN T. MCLENNAN                John T. McLennan
-----------------------             Director


/s/ DAVID RICHARDSON                David I. Richardson
-----------------------             Director


/s/ MARVIN YONTEF                   Marvin Yontef
-----------------------             Director

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

                           AUTHORIZED REPRESENTATIVE


         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of ACE Aviation Holdings Inc. in the United States, in the City of Saint Laurent, Quebec, on November 23, 2004.



                                            MAPLE LEAF HOLDINGS USA INC.
                                            (Authorized Representative)


                                            By:  /s/ PAUL LETOURNEAU
                                                 -----------------------
                                                 Paul Letourneau
                                                 Secretary


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